UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2025

WRAP TECHNOLOGIES, INC.

(Exact name of Registrant as specified in its Charter)

Delaware	001-38750	98-0551945
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1817 W 4th Street, Tempe, Arizona 85281
(Address of principal executive offices)

(800) 583-2652

(Registrant’s Telephone Number)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	WRAP	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 23, 2025, the board of directors of Wrap Technologies, Inc. (the “Company”) appointed Gerald “Jerry” Ratigan (44), to the position of Chief Financial Officer, principal accounting officer and principal financial officer, effective immediately. Mr. Ratigan has over 20 years of experience in leading financial strategy across public companies, capital markets, investment banking, and performance-focused advisory roles. Most recently, beginning in January 2021, Mr. Ratigan worked at The Gearbox Entertainment, as Company Senior Vice President of Accounting and Controls and later serving as Acting Chief Financial Officer until December 2024. Between February 2019 and January 2021, Mr. Ratigan served as Senior Director of Accounting and Financial Reporting at Entertainment Benefits Group (a Creative Artists Agency company), where Mr. Ratigan managed global accounting and audit operations. Mr. Ratigan also held Chief Accounting Officer and Chief Audit Executive roles at MoneyOnMobile, Inc. from April 2014 until January 2019, where he led public filings, investor communications, and SEC compliance, supporting uplisting efforts and complex carve-outs related to divestitures.

Mr. Ratigan will be provided a base salary equal to $200,000 for his service as Chief Financial Officer, principal accounting officer and principal financial officer, and was granted stock options to purchase up to 200,000 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), at an exercise price equal to $1.41, which was the closing price of the Company’s Common Stock on the day prior to the grant (the “Option”), which will vest in four substantially equal installments on each annual anniversary of the date of grant, provided that Mr. Ratigan is employed by or providing services to the Company through the applicable vesting date. In addition, Mr. Ratigan is eligible to receive an annual bonus based on performance targets set at the discretion of the board of directors of the Company.

There is no arrangement or understanding between Mr. Ratigan and any other person pursuant to which he was appointed as Chief Financial Officer, principal accounting officer and principal financial officer. There are no family relationships between Mr. Ratigan and any of the Company’s directors, executive officers or persons nominated or chosen by the Company to become a director or executive officer of the Company. There are no transactions between Mr. Ratigan and the Company that would be required to be reported under Item 404(a) of Regulation S-K of the Exchange Act.

Item 8.01	Other Events.

On June 24, 2025, the Company issued a press release announcing the appointment of Mr. Ratigan to his new position. A copy of the press release is attached as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated June 24, 2025.
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WRAP TECHNOLOGIES, INC.

Date: June 27, 2025	By:	/s/ Scot Cohen
Scot Cohen
Chief Executive Officer